Exhibit 3.3

Delaware The First State Page 1 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “VALLON PHARMACEUTICALS, INC.”, FILED IN THIS OFFICE ON THE ELEVENTH DAY OF JANUARY, A.D. 2018, AT 11:02 O`CLOCK A.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. 6705195 8100 Authentication: 201955503 SR# 20180194155 Date: 01-11-18 You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of Sta te Division of Corporations Delivered 11:02 AM 0111112018 FILED 11:02 AM 0111112018 SR 20180194155 - File Num ber 6705195 CERTIFICATE OF INCORPORATION OF VALLON PHARMACEUTICALS, INC., A STOCK CORPORATION I, the undersigned, for the purpose of creating and organizing a corporation under the provisions of and subject to the requirements of the General Corporation Law of the State of Delaware (the "DGCL"), certify as follows: 1.The name of the corporation is Vallon Pharmaceuticals, Inc. (the "Corporation"). 2. The address of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street in the City ofWilmington, County of New Castle, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company. 3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. 4. The total number of shares of stock which the Corporation is authorized to issue is 125,000,000. All shares shall be Common Stock, par value $0.0001 per share, and are to be of one class. 5. The name and mailing address of the incorporators of the Corporation are: Name Mailing Address Ofir Levi c/o Faith L. Charles, Thompson Hine LLP, 335 Madison Avenue, New York, NY 10017 6. Unless and except to the extent that the by-laws of the Corporation (the "By-laws") shall so require, the election of directors of the Corporation need not be by written ballot. 7. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this paragraph seven shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment. 8. The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only ifthe· commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the board of directors of the Corporation. Any amendment, repeal or modification of this paragraph 8 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. 9. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws or adopt new By-laws without any action on the part of the stockholders; provided that any By-law adopted or amended by the board of directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders. 10. The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") or the By-laws, from time to time, to amend, alter or repeal any provision of the Certificate of Incorporation in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right. 11. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the By-laws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. [SIGNATURE PAGE FOLLOWS]

 I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate of Incorporation, hereby acknowledging, declaring, and certifying that the foregoing Certificate oflncorporation is my act and deed and that the facts herein stated are true, and have accordingly hereunto set my hand this Eleventh day of January, 2018. Incorporator

Delaware The First State Page 1 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “VALLON PHARMACEUTICALS, INC.”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JULY, A.D. 2019, AT 11:54 O`CLOCK A.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. 6705195 8100 Authentication: 203270130 SR# 20196105174 Date: 07-23-19 You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF VALLON PHARMACEUTICALS, INC. State of Delaware Secretary of State Division of Corporations Delivered 11:54 AM 07123/2019 FILED 11:54 AM 07123/2019 SR 20196105174 - File umber 6705195 (Pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware) The undersigned, for the purposes of amending the current certificate of incorporation of Vallon Pharmaceuticals, Inc., currently in effect, hereby certifies as follows: 1. The name of the corporation (hereinafter called the "Corporation") is Vallon Pharmaceuticals, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State ofthe State ofDelaware was January 11,2018 (the "Existing Certificate"). 2. The Existing Cettificate is hereby amended to modify the authorized number of capital stock by striking out the first paragraph of Article 4 of the Existing Certificate and substituting in lieu thereof the following: The total number of shares of stock which the Corporation is authorized to issue is 250,000,000. All shares shall be Common Stock, par value $0.0001 per share, and are to be one class. [Remainder of page intentionally left blank]

DocuSign Envelope 10:8CDE45F0-057B-4389-ABEA-3BBAD035DDCF The Amendment of the Existing Certificate herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. EXECUTED, this 'l'?,r)day of J--ol.Iv 2019. VALLON PHARMACEUTICALS, INC. L£: m : By: David Baker ChiefExecutive Officer [Signature page to Certificate of Amendment]